Exhibit 21.1
Subsidiaries of Aetna Inc.
Listed below are subsidiaries of Aetna Inc. at December 31, 2006 with their jurisdictions of organization shown in parentheses. Subsidiaries excluded from the list below would not, in the aggregate, constitute a “significant subsidiary” of Aetna Inc., as that term is defined in Rule 1-02(w) of Regulation S-X.
•	Aetna Health Holdings, LLC (Delaware)
o	Aetna Health Inc. (Arizona)

o	Aetna Health of California Inc. (California)

o	Aetna Health Inc. (Colorado)

o	Aetna Health Inc. (Connecticut)

o	Aetna Health Inc. (Delaware)

o	Aetna Health Inc. (Florida)

o	Aetna Health Inc. (Georgia)

o	Aetna Health of Illinois Inc. (Illinois)

o	Aetna Health Inc. (Maryland)

o	Aetna Health Inc. (Massachusetts)

o	Aetna Health Inc. (Michigan)

o	Aetna Health Inc. (Missouri)

o	Aetna Health Inc. (New Hampshire)

o	Aetna Health Inc. (New Jersey)

o	Aetna Health Inc. (New York)

o	Aetna Health of the Carolinas Inc. (North Carolina)

o	Aetna Health Inc. (Ohio)

o	Aetna Health Inc. (Oklahoma)

o	Aetna Health Inc. (Pennsylvania)

o	Aetna Health Inc. (Tennessee)

o	Aetna Health Inc. (Texas)

o	AET Health Care Plan, Inc. (Texas)

o	Aetna Family Plans of Georgia Inc. (Georgia)

o	Aetna Family Plans of Pennsylvania Inc. (Pennsylvania)

o	Aetna Dental of California Inc. (California)

o	Aetna Dental Inc. (New Jersey)

o	Aetna Dental Inc. (Texas)

o	Aetna RX Home Delivery, LLC (Delaware)

o	Aetna Health Management, LLC (Delaware)

o	NYLCare Health Plans, Inc. (Delaware)
-	Aetna Health Inc. (Washington)

-	Aetna Health Inc. (Maine)

-	Sanus of New York and New Jersey, Inc. (New York)
o	Chickering Claims Administrators, Inc. (Massachusetts)

o	Aetna Specialty Pharmacy, LLC (Delaware)
o	AET Health Care Plan of California, Inc. (California)
o	HMS Healthcare, Inc. (Delaware)
-	Sloan’s Lake Management Corp (Colorado)
♦ Sloans Lake Managed Care, Inc. (Colorado)

♦ PPOM, L.L.C. (Delaware)
-	Mountain Medical Affiliates, Inc. (Colorado)
o	Strategic Resource Company (South Carolina)

o	Chickering Benefit Planning Insurance Agency, Inc. (Massachusetts)

•	Aetna Life Insurance Company (Connecticut)
o	CMBS Holdings, L.L.C. (Connecticut)

o	AHP Holdings, Inc. (Connecticut)
-	Aetna Insurance Company of Connecticut (Connecticut)

-	CMBS Holdings, Inc. — II (Connecticut)

-	Aetna Affordable Housing, Inc. (Connecticut)

-	AE Fourteen, Incorporated (Connecticut)

-	Aetna Life Assignment Company (Connecticut)

-	Aetna/Area Corporation (Connecticut)
o	PE Holdings, LLC (Connecticut)

o	Tanker Six, LLC (Delaware)

o	Azalea Mall, L.L.C. (Delaware)

o	BPC Equity, Inc. (Delaware)

o	BPC Equity, LLC (Delaware)

o	Canal Place, LLC (Delaware)

o	Flagstone Church, LLC (Delaware)

o	Aetna Ventures, LLC (Delaware)

o	Aetna Government Health Plans, LLC (Delaware)

o	Trumbull One, Inc. (Connecticut)

o	Trumbull Four, Inc. (Connecticut)

o	Aetna Health Administrators, LLC (Pennsylvania)

o	Broadspire National Services, Inc. (Florida)
•	Aetna Financial Holdings, LLC (Delaware)
o	Aetna Behavioral Health of Delaware, LLC (Delaware)

o	Aetna Health Information Solutions, Inc. (Delaware)

o	@Credentials Inc. (Delaware)

o	U.S. Healthcare Properties, Inc. (Pennsylvania)

o	Aetna InteliHealth Inc. (Delaware)

o	Integrated Pharmacy Solutions, Inc. (Florida)

o	Aetna Capital Management, LLC (Delaware)
-	Aetna Partners Diversified Fund, LLC (Delaware)

-	Aetna Partners Diversified Fund (Cayman), Limited (Cayman)
o	Aetna Workers’ Comp Access, LLC (Delaware)

o	Aetna Behavioral Health, LLC (Delaware)

o	Managed Care Coordinators, Inc. (Delaware)

o	Aetna Integrated Informatics, Inc. (Pennsylvania)
•	Aetna Health and Life Insurance Company (Connecticut)

•	Corporate Health Insurance Company (Pennsylvania)

•	Aetna Health Insurance Company of New York (New York)

•	Aetna Risk Indemnity Company Limited (Bermuda)

•	Aelan Inc. (Connecticut)
o	Aetna Life & Casualty (Bermuda) Limited (Bermuda)
•	AUSHC Holdings, Inc. (Connecticut)
o	PHPSNE Parent Corporation (Delaware)
•	Active Health Management, Inc. (Delaware)
o	Health Cost Consultants, Inc. (Delaware)

o	Health Data & Management Solutions, Inc. (Delaware)
•	Aetna Criterion Communications, Inc. (Delaware)

•	ASI Wings, L.L.C. (Delaware)

•	Luettgens Limited (Connecticut)